EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 30, 2007 relating to the financial statements of MacroChem Corporation for the years ended December 31, 2006 and 2005 into Amendment No. 1 to Registration Statement No. 333-132864 filed on Form S-1. We also consent to the reference to us under heading "Experts" in the Prospectus, which is part of the S-1 Registration Statement.

/S/ Vitale Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.


April 30, 2007
Boston, Massachusetts


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